UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2019

MICROPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55382	06-0710848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Trap Falls Road Extension, Suite 400, Shelton, CT 06484

(Address of principal executive offices) (Zip Code)

(203) 866-8000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01     Changes in Registrant’s Certifying Accountant.

On October 22, 2019, Microphase Corporation, a Delaware corporation (the “Company”) received a letter from Rosenberg Rich Baker Berman, P.A. (“RRBB”) terminating its services as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of RRBB on the Company’s consolidated financial statements as of and for the years ended June 30, 2016 and 2015, did not contain any adverse opinion or disclaimer of opinion.  In connection with its audits of the Company’s financial statements for the fiscal years ended June 30, 2015 and June 30, 2016, there were no disagreements with RRBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RRBB, would have caused it to make reference thereto in its report on the financial statements for such years or periods, as the case may be.

The Company provided RRBB with a copy of this Form 8-K and requested that RRBB furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not RRBB agrees with the above statements. A copy of such letter, dated October 28, 2019, is attached hereto as Exhibit 16.1

Item 9.01     Exhibits and Financial Statements

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

16.1	Letter from Rosenberg Rich Baker Berman, P.A. to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: October 29, 2019	/s/ Amos Kohn
Amos Kohn Chief Executive Officer